Third Quarter 2025 Supplemental Financial Information

Table of Contents 2 03 Corporate Overview 04 Quarterly Highlights 05 Condensed Consolidated Statements of Operations 06 Funds from Operations and Adjusted Funds from Operations 07 EBITDAre and Adjusted EBITDAre 08 Net Operating Income 09 Condensed Consolidated Balance Sheets 10 Debt, Capitalization, and Financial Ratios 12 Investment Activity 13 Portfolio Information 17 Lease Expiration Schedule 18 Non-GAAP Measures and Definitions 21 Forward-Looking and Cautionary Statements

Management Team Mark Manheimer Chief Executive Officer and President Daniel Donlan Chief Financial Officer and Treasurer Sofia Chernylo Senior Vice President, Chief Accounting Officer Jeff Fuge Senior Vice President of Acquisitions Chad Shafer Senior Vice President of Real Estate and Underwriting 3 Corporate Overview Corporate Profile NETSTREIT Corp. (NYSE: NTST) is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e- commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country in order to generate consistent cash flows and dividends for its investors. Board of Directors Lori Wittman - Chair Michael Christodolou Heidi Everett Mark Manheimer Todd Minnis Matthew Troxell Robin Zeigler Corporate Headquarters 2021 McKinney Avenue Suite 1150 Dallas, Texas, 75201 Phone: (972) 597 - 4825 Website: www.netstreit.com Transfer Agent Computershare PO Box 43007 Providence, RI 09240-3007 Phone: (800) 736 - 3001 Website: www.computershare.com

Quarterly Highlights (unaudited, dollars in thousands, except per share data) 4 Three Months Ended Financial Results September 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 September 30, 2024 Net income (loss) $ 621 $ 3,289 $ 1,700 $ (5,424) $ (5,322) Net income (loss) per common share outstanding - diluted $ 0.01 $ 0.04 $ 0.02 $ (0.07) $ (0.07) Funds from Operations (FFO) $ 24,948 $ 25,611 $ 24,091 $ 26,482 $ 25,008 FFO per common share outstanding - diluted $ 0.29 $ 0.31 $ 0.29 $ 0.32 $ 0.32 Core Funds from Operations (Core FFO) $ 26,355 $ 25,614 $ 24,570 $ 26,488 $ 24,907 Core FFO per common share outstanding - diluted $ 0.31 $ 0.31 $ 0.30 $ 0.32 $ 0.32 Adjusted Funds from Operations (AFFO) $ 28,049 $ 27,460 $ 26,248 $ 25,908 $ 24,825 AFFO per common share outstanding - diluted $ 0.33 $ 0.33 $ 0.32 $ 0.32 $ 0.32 Dividends per share $ 0.215 $ 0.210 $ 0.210 $ 0.210 $ 0.210 Weighted average common shares outstanding - diluted 85,641,948 82,494,129 82,132,524 82,153,404 77,610,680 Portfolio Metrics Number of investments(1) 721 705 695 687 671 Square feet 13,179,983 12,787,231 12,792,350 12,609,612 12,076,093 Occupancy(2) 99.9% 99.9% 99.9% 99.9% 100.0 % Weighted average lease term remaining (years)(3) 9.9 9.8 9.7 9.8 9.5 Investment grade (rated) - % of ABR(4) 46.9% 52.2% 54.7% 55.8% 60.9 % Investment grade profile (unrated) - % of ABR(5) 15.2% 16.5% 16.0% 15.0% 14.4 % Combined Investment grade (rated) & Investment grade profile (unrated) - % of ABR 62.1% 68.7% 70.7% 70.8% 75.3% 1. Includes acquisitions, mortgage loans receivable, and completed developments. 2. Calculation excludes properties under development and one vacant property. 3. Weighted by ABR; excludes lease extension options and investments that secure mortgage loans receivable. 4. Investments, or investments that are subsidiaries of a parent entity, with a credit rating of BBB- (S&P/Fitch), Baa3 (Moody's), or NAIC2 (National Association of Insurance Commissioners) or higher. 5. Investments that have investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Fitch, Moody's, or NAIC. $0.94 $1.16 $1.22 $1.26 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $0.70 $0.80 $0.90 $1.00 $1.10 $1.20 $1.30 $1.40 $1.50 2021 2022 2023 2024 G ro ss R ea l E st a te V a lu e ($ i n m il li o n s) A F F O /s h Historical AFFO/sh and Asset Growth AFFO/sh Gross Real Estate Value AFFO/sh Growth CAGR 10.3%

5 Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 REVENUES Rental revenue (including reimbursable) $ 45,026 $ 38,172 $ 132,774 $ 110,226 Interest income on loans receivable 3,282 3,272 9,485 8,458 Other revenue — — 245 — Total revenues 48,308 41,444 142,504 118,684 OPERATING EXPENSES Property 4,302 4,494 13,589 12,578 General and administrative 5,128 4,287 15,772 15,266 Depreciation and amortization 21,389 20,438 63,818 56,522 Provisions for impairment 5,493 9,838 13,531 17,336 Transaction costs 19 26 139 201 Total operating expenses 36,331 39,083 106,849 101,903 OTHER (EXPENSE) INCOME Interest expense, net (12,636) (7,965) (36,734) (21,749) Gain (loss) on sales of real estate, net 1,122 (132) 6,730 874 Loss on debt extinguishment — — (46) — Other income (expense), net 170 416 46 (2,451) Total other expense, net (11,344) (7,681) (30,004) (23,326) Net income (loss) before income taxes 633 (5,320) 5,651 (6,545) Income tax expense (12) (2) (41) (31) Net income (loss) 621 (5,322) 5,610 (6,576) Net income (loss) attributable to noncontrolling interests 3 (27) 29 (35) Net income (loss) income attributable to common stockholders $ 618 $ (5,295) $ 5,581 $ (6,541) Amounts available to common stockholders per common share: Basic $ 0.01 $ (0.07) $ 0.07 $ (0.09) Diluted $ 0.01 $ (0.07) $ 0.07 $ (0.09) Weighted average common shares: Basic 83,472,089 77,610,680 82,344,168 74,822,286 Diluted 85,641,948 77,610,680 83,429,550 74,822,286 Condensed Consolidated Statements of Operations (unaudited, dollars in thousands, except per share data)

Funds From Operations and Adjusted Funds From Operations

(unaudited, dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
GAAP Reconciliation:				
Net income (loss)	$ 621	$ (5,322)	$ 5,610	$ (6,576)
Depreciation and amortization of real estate	21,315	20,360	63,598	56,286
Provisions for impairment	4,134	9,838	12,173	17,336
(Gain) loss on sales of real estate, net	(1,122)	132	(6,730)	(874)
FFO	**$ 24,948**	**$ 25,008**	**$ 74,651**	**$ 66,172**
Adjustments:				
Non-recurring executive transition costs, severance, and related charges	1	14	80	1,495
Debt related transaction costs	92	—	495	—
Other non-recurring loss (gain), net	1,314	(115)	1,314	3,077
Core FFO	**$ 26,355**	**$ 24,907**	**$ 76,540**	**$ 70,744**
Adjustments:				
Straight-line rent adjustments	(1,126)	(749)	(3,263)	(1,829)
Amortization of deferred financing costs	756	558	2,164	1,673
Amortization of above/below-market assumed debt	29	29	86	86
Amortization of loan origination costs and discounts	(147)	(265)	(197)	(242)
Amortization of lease-related intangibles	(35)	(170)	(110)	(363)
Earned development interest	36	259	118	962
Capitalized interest expense	(24)	(130)	(112)	(709)
Non-cash interest expense (income)	721	(990)	2,138	(2,948)
Non-cash compensation expense	1,484	1,376	4,393	4,128
AFFO	**$ 28,049**	**$ 24,825**	**$ 81,757**	**$ 71,502**
FFO per common share, diluted	**$ 0.29**	**$ 0.32**	**$ 0.89**	**$ 0.87**
Core FFO per common share, diluted	**$ 0.31**	**$ 0.32**	**$ 0.92**	**$ 0.93**
AFFO per common share, diluted	**$ 0.33**	**$ 0.32**	**$ 0.98**	**$ 0.94**
Dividends per share	$ 0.215	$ 0.210	$ 0.635	$ 0.620
Dividends per share as a percent of AFFO	65 %	66 %	65 %	66 %
Weighted average common shares outstanding, basic	83,472,089	77,610,680	82,344,168	74,822,286
Operating partnership units outstanding	421,954	433,942	423,944	450,952
Unvested restricted stock units	420,132	115,703	218,847	117,761
Unsettled shares under open forward equity contracts	1,327,773	10,219	442,591	311,475
Weighted average common shares outstanding, diluted	85,641,948	78,170,544	83,429,550	75,702,474

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EBITDAre and Adjusted EBITDAre (unaudited, dollars in thousands) 7 Three Months Ended September 30, 2025 GAAP Reconciliation: Net income $ 621 Depreciation and amortization of real estate 21,315 Amortization of lease-related intangibles (35) Non-real estate depreciation and amortization 74 Interest expense, net 12,636 Income tax expense 12 Amortization of loan origination costs and discounts (147) EBITDA 34,476 Adjustments: Provisions for impairment 4,134 (Gain) loss on sales of real estate, net (1,122) EBITDAre 37,488 Adjustments: Straight-line rent adjustments (1,126) Debt related transaction costs 92 Non-recurring executive transition costs, severance, and related charges 1 Other non-recurring loss (gain), net 1,314 Transaction costs 19 Non-cash compensation expense 1,484 Adjustment for construction in process (1) 32 Adjustment for intraquarter investment activities (2) 2,474 Adjusted EBITDAre $ 41,778 Annualized Adjusted EBITDAre (3) $ 167,112 Net Debt As of September 30, 2025 Principal amount of total debt $ 1,108,084 Less: Cash, cash equivalents, and restricted cash (53,324) Net Debt $ 1,054,760 Less: Net value of unsettled forward equity(4) (431,246) Adjusted Net Debt $ 623,514 Less: Subsequent ATM Sales(5) (29,682) Pro Forma Adjusted Net Debt $ 593,832 Leverage Net Debt / Annualized Adjusted EBITDAre 6.3x Adjusted Net Debt / Annualized Adjusted EBITDAre 3.7x Pro Forma Adjusted Net Debt / Annualized Adjusted EBITDAre 3.6x 1. Adjustment reflects the estimated cash yield on developments in process as of September 30, 2025. 2. Adjustment assumes all re-leasing activity, investments in, and dispositions of real estate, including developments completed during the three months ended September 30, 2025, had occurred on July 1, 2025. 3. We calculate Annualized Adjusted EBITDAre by multiplying Adjusted EBITDAre by four. 4. Reflects 25,393,242 of unsettled forward equity shares at the September 30, 2025, available weighted average net settlement price of $16.98 per share. 5. Reflects 1,639,092 of shares sold at a weighted average net settlement price of $18.11 per share.

Net Operating Income (unaudited, dollars in thousands) 8 Three Months Ended September 30, 2025 2024 GAAP Reconciliation: Net income (loss) $ 621 $ (5,322) General and administrative expense 5,128 4,287 Depreciation and amortization 21,389 20,438 Provisions for impairment 5,493 9,838 Transaction costs 19 26 Interest expense, net 12,636 7,965 (Gain) loss on sales of real estate, net (1,122) 132 Income tax expense 12 2 Amortization of loan origination costs and discounts (147) — Interest income on mortgage loans receivable (3,282) (3,272) Other (income) expense (170) 107 Property-Level NOI 40,577 34,201 Straight-line rent adjustments (1,126) (749) Amortization of lease-related intangibles (35) (170) Property-Level Cash NOI $ 39,416 $ 33,282 Adjustment for intraquarter acquisitions, dispositions, and completed development (1) 2,691 Property-Level Cash NOI - Estimated Run Rate $ 42,107 Property Operating Expense Coverage Property operating expense reimbursement $ 3,743 $ 3,919 Property operating expenses (4,302) (4,494) Property operating expenses, net $ (559) $ (575) 1. Adjustment assumes all re-leasing activity, investments in, and dispositions of real estate, including developments completed during the three months ended September 30, 2025, had occurred on July 1, 2025.

Condensed Consolidated Balance Sheets (unaudited, dollars in thousands, except per share data) 9 September 30, 2025 December 31, 2024 Assets Real estate, at cost: Land $ 676,664 $ 571,272 Buildings and improvements 1,471,002 1,400,393 Total real estate, at cost 2,147,666 1,971,665 Less accumulated depreciation (173,846) (143,422) Property under development 1,794 6,118 Real estate held for investment, net 1,975,614 1,834,361 Assets held for sale 86,060 48,637 Mortgage loans receivable, net 138,307 139,409 Cash, cash equivalents, and restricted cash 53,324 14,320 Lease intangible assets, net 157,671 164,392 Other assets, net 56,958 58,227 Total assets $ 2,467,934 $ 2,259,346 LIABILITIES AND EQUITY Liabilities: Term loans, net $ 1,092,746 $ 622,608 Revolving credit facility — 239,000 Mortgage note payable, net 7,824 7,853 Lease intangible liabilities, net 17,522 20,177 Liabilities related to assets held for sale 1,954 1,912 Accounts payable, accrued expenses, and other liabilities 41,957 29,664 Total liabilities $ 1,162,003 $ 921,214 Equity: Stockholders’ equity Common stock, $0.01 par value, 400,000,000 shares authorized; 83,479,176 and 81,602,232 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively $ 835 $ 816 Additional paid-in capital 1,540,070 1,507,995 Distributions in excess of retained earnings (235,097) (188,046) Accumulated other comprehensive (loss) income (6,619) 10,206 Total stockholders’ equity 1,299,189 1,330,971 Noncontrolling interests 6,742 7,161 Total equity 1,305,931 1,338,132 Total liabilities and equity $ 2,467,934 $ 2,259,346

Debt, Capitalization, and Financial Ratios (unaudited, dollars in thousands) 10 As of September 30, 2025 Debt Summary Fully Extended Maturity Principal Balance Fixed Rate SOFR Swap Interest Rate(1) Remaining Capacity Available Term (years) Unsecured revolver(2) January 15, 2030 $ — —% —% $ 499,850 4.3 2028 Term Loan February 11, 2028 200,000 2.63% 3.78% — 2.4 2029 Term Loan(3) January 3, 2029 250,000 3.74% 4.89% — 3.3 2030 Term Loan A(4) January 15, 2030 175,000 2.40% 3.55% — 4.3 2030 Term Loan B(5) January 15, 2030 175,000 3.87% 5.02% — 4.3 2031 Term Loan(6) March 25, 2031 200,000 3.44% 4.59% — 5.5 2032 Term Loan(7) September 24, 2032 100,000 3.45% 4.95% 150,000 7.0 Mortgage note(8) November 1, 2027 8,084 —% 4.53% — 2.1 Total / Weighted Average $ 1,108,084 3.26% 4.45% $ 649,850 4.2 1. Rates presented exclude the impact of capitalized loan fee amortization. Effective September 25, 2025, credit spread adjustment was removed from the revolver and term loans. Interest rates that consist of fixed rate SOFR swaps include a borrowing spread of 1.15%. The borrowing spread for the 2032 Term Loan is 1.50%. 2. Interest rate reflects the all-in borrowing rate as of September 30, 2025. Facility fees are charged at an annual rate of 0.15% of the total facility size of $500 million, and are not included in the interest rate presented. The facility matures on January 15, 2029, and includes a one-year extension option. Remaining capacity reduced by $0.15 million for outstanding letters of credit. 3. The term loan matures on July 3, 2026, and includes two one-year extension options and one six-month extension option. 4. The term loan matures on January 15, 2029, and includes a one-year extension option. Existing fixed rate SOFR expires in January 2027; the term loan is unhedged beyond that date. 5. The term loan matures on January 15, 2029, and includes a one-year extension option. 6. The effective date for the SOFR swap is October 1, 2025. 7. $200.0 million of the term loan is hedged at an all-in rate of 4.92%. The remaining $50.0 million is unhedged. The effective date for the SOFR swap shown is October 1, 2025. Subsequent SOFR swaps will take effect on January 1, 2026, and April 1, 2026, on $50.0 million respectively. 8. The mortgage note was assumed as part of an asset acquisition during the third quarter of 2022. Fixed vs. Floating Debt Fixed, 100% $200 $250 $350 $500 $8 $200 $100 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 2025 2026 2027 2028 2029 2030 2031 2032 Debt Maturity Schedule Term Loan RCF Capacity Mortgage Note New Term Loans $150

Debt, Capitalization, and Financial Ratios

(unaudited, dollars in thousands, except per share data)

Net Debt		September 30, 2025
Principal amount of total debt	$	1,108,084
Less: Cash, cash equivalents, and restricted cash		(53,324)
Net Debt	$	1,054,760
Less: Net value of unsettled forward equity[1]		(431,246)
Adjusted Net Debt	$	623,514
Less: Subsequent ATM Sales[2]		(29,682)
Pro Forma Adjusted Net Debt	$	593,832

Net Debt / Annualized Adjusted EBITDAre	6.3x
Adjusted Net Debt / Annualized Adjusted EBITDAre	3.7x
Pro Forma Adjusted Net Debt / Annualized Adjusted EBITDAre	3.6x

Key Debt Covenant Information	Required	Actual
Consolidated total leverage ratio	≤ 60.0%	34.5%
Fixed charge coverage ratio	≥ 1.50x	3.34x
Maximum secured indebtedness	≤ 40.0%	0.3%
Maximum recourse indebtedness	≤ 10.0%	—%
Unencumbered leverage ratio	≤ 60.0%	38.6%
Unencumbered interest coverage ratio	≥ 1.75x	3.48x

Liquidity		As of September 30, 2025
Unused unsecured revolver capacity[3]	$	499,850
Cash, cash equivalents, and restricted cash		53,324
Net value of unsettled forward equity[1]		431,246
Undrawn Term Loan Balance		150,000
Total Liquidity	$	1,134,420
Subsequent ATM Sales[2]		29,682
Total Pro Forma Liquidity	$	1,164,102

Equity	Ending Shares/ Units as of September 30, 2025		Equity Market Capitalization	% of Total
Common shares[4]	83,479,176	$	1,507,634	99.5 %
OP units[4]	421,954		7,620	0.5 %
Total	83,901,130	$	1,515,254	100.0 %

Enterprise Value		As of September 30, 2025	% of Total
Adjusted Net Debt	$	623,514	24.3 %
Net Value of Unsettled Forwards		431,246	16.8 %
Equity Market Capitalization		1,515,254	59.0 %
Total Enterprise Value	$	2,570,014	100.0 %

1. Reflects 25,393,242 of unsettled shares under forward sale agreements at the September 30, 2025, available weighted average net settlement price of $16.98 per share.
2. Reflects 1,639,092 of shares sold at a weighted average net settlement price of $18.11 per share.
3. Remaining capacity reduced by $0.15 million for outstanding letters of credit.
4. Value is based on the September 30, 2025, closing share price of $18.06 per share.

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Investment Activity
(unaudited, dollars in thousands)

	Three Months Ended				
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Investments					
Number of Investments[1]	50	32	25	52	33
Gross Investment	$ 203,907	$ 117,063	$ 90,680	$ 195,079	$ 151,555
Cash Yield[2]	7.4 %	7.8 %	7.7 %	7.4 %	7.5 %
Weighted Average Lease Term (years)[3]	13.4	15.7	9.2	14.0	12.5
Investment Grade & Investment Grade Profile %	33.4 %	25.7 %	65.9 %	51.2 %	52.4 %
Dispositions					
Number of Investments	24	20	16	30	8
Number of Vacant Properties	—	—	1	—	—
Gross Proceeds[4]	$ 37,769	$ 60,391	$ 40,023	$ 59,337	$ 24,105
Cash Yield[5]	7.2 %	6.5 %	7.3 %	7.1 %	7.3 %
Loan Repayments					
Number of Loan Repayments[6]	10	2	1	6	4
Amount of Repayment[7]	$ 24,127	$ 7,318	$ 4,699	$ 13,627	$ 8,857
Cash Yield[8]	8.0 %	9.3 %	8.7 %	9.3 %	8.7 %

Developments

Industry	Location	Lease Term (years)	Amount Funded to Date	Actual/ Anticipated Rent Commencement
Automotive Service	Mobile, AL	15	$ 3,013	Commenced 1Q'25
Pet Supplies	Sumter, SC	10	$ 3,733	Commenced 2Q'25
Automotive Service	Cedar Rapids, IA	15	$ 2,700	Commenced 2Q'25
Dollar Stores	Dallas, TX	10	$ 950	2Q'26
Automotive Service	Goldsboro, NC	15	$ 775	3Q'26

1. Includes acquisitions, mortgage loans receivable, and completed developments.
2. ABR divided by the Gross Investment.
3. Weighted by ABR; excludes lease extension options and investments that secure mortgage loans receivable.
4. Excludes Transaction costs.
5. ABR divided by Gross Proceeds; excludes vacant properties.
6. Includes payoff of outstanding mortgage loans receivable and mortgage loan sales. Excludes partial payoff or amortization of existing mortgage loans receivable.
7. Includes payoff and partial payoff of outstanding mortgage loans receivable and mortgage loan sales. Excludes amortization of existing mortgage loans receivable.
8. Effective interest rate of mortgage loans receivable.

NETSTREIT 12

Portfolio Information
(unaudited, dollars in thousands)

Portfolio Metrics	September 30, 2025
Number of Investments[1]	721
Number of states	45
Square feet	13,179,983
Tenants	114
Industries	28
Occupancy[2]	99.9 %
Weighted average lease term remaining (years)[3]	9.9

Tenant Quality	Number of Investments[4]		ABR[5]	% of ABR
Investment grade (rated)[6]	355	$	85,881	46.9%
Investment grade profile (unrated)[7]	92		27,867	15.2%
Sub-Investment grade (rated)[8]	90		27,432	15.0%
Sub-Investment grade profile (unrated)	183		41,983	22.9%
Total	720	$	183,163	100.0%

Tenant Quality



Sub-Investment grade profile, 22.9%
62.1% of ABR
Inv. Grade
Inv. Grade Profile
Investment grade, 46.9%
Sub-Investment grade, 15.0%
Investment grade profile, 15.2%

Defensive Category



Other, 13.2%
86.8% of ABR
Necessity
Discount
Service
Necessity, 45.8%
Service, 26.3%
Discount, 14.7%

1. Includes acquisitions, mortgage loans receivable, and completed developments.
2. Excludes investments that secure mortgage loans receivable and one vacant property.
3. Weighted by ABR; excludes lease extension options and investments that secure mortgage loans receivable.
4. Excludes one vacant property.
5. Due to rounding, respective ABR may not precisely reflect absolute figures.
6. Investments, or investments that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BBB- (S&P), Baa3 (Moody's), or NAIC2 (National Association of Insurance Commissioners) or higher.
7. Investments that have investment grade credit metrics (more than $1.0 billion in annual sales and debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Moody's, or NAIC.
8. Investments, or investments that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BB+ (S&P), Ba1 (Moody's), or NAIC3 (National Association of Insurance Commissioners) or lower.

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Portfolio Information (cont’d) (unaudited) 14 1. If rated by a credit rating agency, reflects highest rating from S&P, Fitch, Moody's, or National Association of Insurance Commissioners. 2. Stats incorporate all completed activities as of October 27, 2025, as if they occurred by September 30, 2025; all other portfolio stats are as of September 30, 2025. Top Tenants Number of Investments % of ABR Credit rating(1) 83 5.4% BBB 31 5.2% BBB 10 4.4% BBB+ 5 4.1% A 17 3.8% IG Profile 24 3.7% Baa1 18 2.9% SIG (unrated) 44 2.8% SIG (unrated) 7 2.7% AA 50 2.5% A 18 2.4% A 2 2.3% B+ 7 2.2% A3 7 2.1% IG Profile 3 2.1% IG Profile Total 326 48.6% (2)

Portfolio Information (cont’d) (unaudited) 15 State Number of Investments(1) % of ABR(2) Texas 88 15.4% Illinois 41 8.4% New York 40 7.2% Wisconsin 24 5.2% Georgia 33 5.2% North Carolina 69 4.4% Ohio 40 4.3% Indiana 28 4.0% Alabama 47 3.9% Florida 25 3.8% Other 285 38.2% Total 720 100.0% 1. Includes acquisitions, mortgage loans receivable, and completed developments, but excludes one vacant property. 2. Due to rounding, respective percentage of ABR may not precisely reflect absolute figures. ≥ 5% ABR ≥ 5% and <3% ABR ≥ 3% and <5% ABR < 1% ABR 0% ABR

Portfolio Information (cont'd)

(unaudited)

Industry	Defensive Category	Number of Investments	% of ABR
Grocery	Necessity	47	13.9%
Convenience Stores	Service	124	12.8%
Dollar Stores[1]	Discount	147	9.5%
Home Improvement	Necessity	30	9.4%
Drug Stores & Pharmacies	Necessity	49	8.1%
Farm Supplies	Necessity	27	4.8%
Discount Retail	Discount	33	4.8%
Sporting Goods	Other	9	4.8%
Automotive Service	Service	53	4.5%
Quick Service Restaurants	Service	49	4.2%
Healthcare	Necessity	26	3.8%
Health and Fitness	Service	5	3.8%
Arts & Crafts	Other	16	3.8%
General Retail	Necessity	7	2.7%
Auto Parts	Necessity	53	2.5%
Consumer Electronics	Other	7	2.2%
Apparel	Other	6	0.9%
Specialty	Other	2	0.6%
Casual Dining	Service	6	0.6%
Furniture Stores	Other	2	0.5%
Equipment Rental and Leasing	Service	6	0.4%
Banking	Necessity	2	0.2%
Wholesale Warehouse Club	Necessity	1	0.2%
Telecommunications	Other	3	0.2%
Beauty Supplies	Other	1	0.2%
Pet Supplies	Necessity	1	0.1%
Gift, Novelty, and Souvenir Shops	Other	1	0.1%
Home Furnishings	Other	1	0.1%
Total		720	100.0%

Defensive Category	Number of Investments	% of ABR
Necessity	243	45.8%
Discount	186	14.7%
Service	243	26.3%
Other	48	13.2%
Total	720	100.0%

1. Stats incorporate all completed activities as of October 27, 2025, as if they occurred by September 30, 2025; all other portfolio stats are as of September 30, 2025.

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Lease Expiration Schedule
(unaudited, dollars in thousands)

Year of Expiration	Number of Investments Expiring[(1)]		ABR Expiring[(1)]	ABR Expiring as a % of Total Portfolio[(1)]
2025	—	$	—	0.0%
2026	6		1,377	0.8%
2027	10		3,224	1.9%
2028	22		9,757	5.7%
2029	41		10,173	5.9%
2030	41		14,018	8.2%
2031	58		13,705	8.0%
2032	44		11,292	6.6%
2033	43		9,678	5.6%
2034	69		18,280	10.6%
2035	41		11,575	6.7%
2036	19		6,799	4.0%
2037	25		9,964	5.8%
2038	43		6,938	4.0%
2039	42		9,180	5.3%
2040	32		8,302	4.8%
2041	3		918	0.5%
2042	2		1,283	0.7%
2043	17		3,675	2.1%
2044	47		13,176	7.7%
2045	25		7,201	4.2%
2046	—		—	—%
2047	1		156	0.1%
2048	—		—	—%
2049	8		777	0.5%
2050	1		228	0.1%
2051	—		—	—%
Total	640	$	171,675	100.0%

1. Excludes the 80 investments associated with mortgage loans receivable.

NETSTREIT

17

FFO, Core FFO, and AFFO The National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a widely accepted non-GAAP financial measure of operating performance known as FFO. Our FFO is net income in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Core FFO is a non-GAAP financial measure defined as FFO adjusted to remove the effect of unusual and non- recurring items that are not expected to impact our operating performance or operations on an ongoing basis. These include non-recurring executive transition costs, severance and related charges, other non-recurring losses (gains), and debt related transaction costs. AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non- cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense and earned development interest, non-cash interest expense, non-cash compensation expense, amortization of deferred financing costs, amortization of above/below-market assumed debt, and amortization of loan origination costs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance. We further consider FFO, Core FFO, and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO, and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO, and AFFO to be alternatives to net income as a reliable measure of our operating performance nor should you consider FFO, Core FFO, and AFFO to be alternatives to cash flows from operating, investing, or financing activities (as defined by GAAP) as measures of liquidity. FFO, Core FFO, and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including principal amortization, capital improvements, and distributions to stockholders. FFO, Core FFO, and AFFO do not represent cash flows from operating, investing, or financing activities as defined by GAAP. Further, FFO, Core FFO, and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO, and AFFO. Non-GAAP Measures and Definitions 18

EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre We compute EBITDA as earnings before interest expense, income tax expense, and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and impairment charges on depreciable real property. Adjusted EBITDAre is a non-GAAP financial measure defined as EBITDAre further adjusted to exclude straight-line rent, non-cash compensation expense, non-recurring executive transition costs, severance and related charges, debt related transaction costs, transaction costs, other non-recurring loss (gain), net, other non-recurring expenses (income) including lease termination fees, as well as adjustments for construction in process and for intraquarter activities. Annualized Adjusted EBITDAre is Adjusted EBITDAre multiplied by four. We present EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs. Net Debt, Adjusted Net Debt, and Pro Forma Adjusted Net Debt We calculate Net Debt as the principal amount of our total debt outstanding, excluding deferred financing costs, net discounts, and debt issuance costs, less cash, cash equivalents, and restricted cash available for future investment. We then adjust Net Debt by the net value of unsettled forward equity as of period end to derive Adjusted Net Debt. Further, we adjust Adjusted Net Debt by the value of any unsettled forward equity and at-the-market sales occurring subsequent to the period to derive Pro Forma Adjusted Net Debt. We believe excluding cash, cash equivalents, and restricted cash available for future investment from the principal amount of our total debt outstanding, together with the exclusion of the net value of unsettled forward equity as of period end and the net value of unsettled forward equity and at-the-market sales subsequent to the period, all of which could be used to repay debt, provides a useful estimate of the net contractual amount of borrowed capital to be repaid. We believe these adjustments are additional beneficial disclosures to investors and analysts. Enterprise Value We calculate Enterprise Value as the sum of our Adjusted Net Debt, market value of unsettled forwards, and equity market capitalization as of period end. Non-GAAP Measures and Definitions (cont’d) 19

Non-GAAP Measures and Definitions (cont’d) 20 Property-Level NOI, Property-Level Cash NOI, and Property-Level Cash NOI - Estimated Run Rate Property-Level NOI, Property-Level Cash NOI, and Property-Level Cash NOI - Estimated Run Rate are non- GAAP financial measures which we use to assess our operating results. We compute Property-Level NOI as net income (computed in accordance with GAAP), excluding general and administrative expenses, interest expense, net, income tax expense, amortization of loan origination costs and discounts, transaction costs, depreciation and amortization, gains (or losses) on sales of depreciable property, real estate impairment losses, interest income on mortgage loans receivable, debt related transaction costs, and other expense (income), net, including lease termination fees. We further adjust Property-Level NOI for non-cash revenue components of straight-line rent and amortization of lease-intangibles to derive Property-Level Cash NOI. We further adjust Property-Level Cash NOI for intraquarter acquisitions, dispositions, and completed development to derive Property-Level Cash NOI - Estimated Run Rate. We believe Property-Level NOI, Property-Level Cash NOI, and Property-Level Cash NOI - Estimated Run Rate provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. Property-Level NOI, Property-Level Cash NOI, and Property-Level Cash NOI - Estimated Run Rate are not measurements of financial performance under GAAP and may not be comparable to similarly titled measures of other companies. You should not consider our measures as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Other Definitions ABR is annualized base rent for all leases that commenced and annualized cash interest for all executed mortgage loans as of September 30, 2025. Cash Yield is the annualized base rent contractually due from acquired properties and completed developments, and interest income from mortgage loans receivable, divided by the gross investment amount, gross proceeds in the case of dispositions, or loan repayment amount. Defensive Category is considered by us to represent tenants that focus on necessity goods and essential services in the retail sector, including discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick-service restaurants, which we refer to as defensive retail industries. The defensive sub-categories as we define them are as follows: (1) Necessity, which are retailers that are considered essential by consumers and include sectors such as drug stores, grocers and home improvement, (2) Discount, which are retailers that offer a low price point and consist of off-price and dollar stores, (3) Service, which consist of retailers that provide services rather than goods, including, tire and auto services and quick service restaurants, and (4) Other, which are retailers that are not considered defensive in terms of being considered necessity, discount or service, as defined by us. Investments are lease agreements in place at owned properties, properties that have leases associated with mortgage loans receivable, developments where rent commenced, interest earning developments, or in the case of master lease arrangements each property under the master lease is counted as a separate lease. Occupancy is expressed as a percentage, and it is the number of leased investments divided by the total number of investments owned, excluding properties under development. OP Units means operating partnership units not held by NETSTREIT. Weighted Average Lease Term is weighted by the annualized base rent, excluding lease extension options and investments associated with mortgage loans receivable.

Forward-Looking and Cautionary Statements 21 This supplemental report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities, including estimated development costs, and trends in our business, including trends in the market for single-tenant, retail commercial real estate. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this supplemental report may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 24, 2025 and other reports filed with the SEC from time to time. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this supplemental report. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from macroeconomic conditions, including inflation, interest rates and instability in the banking system. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.